UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2006

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2006, Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc. and Thrifty Rent-A-Car System, Inc. entered into the Second Amendment to Third Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with Credit Suisse and various financial institutions named therein. The Credit Agreement Amendment, among other things, provides additional flexibility to the Company to repurchase shares of its common stock, adjust self-insurance retention levels and increase non-vehicle capital expenditures. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 4.146 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

4.146

Second Amendment to Third Amended and Restated Credit Agreement dated as of March 9, 2006, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., Various Financial Institutions named therein and Credit Suisse, Cayman Islands Branch, formerly known as Credit Suisse First Boston

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

March 15, 2006	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.146

Second Amendment to Third Amended and Restated Credit Agreement dated as of March 9, 2006, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., Various Financial Institutions named therein and Credit Suisse, Cayman Islands Branch, formerly known as Credit Suisse First Boston

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